Exhibit 99.1

AeroVironment, Inc. Announces Fiscal Year 2022 First Quarter Results

ARLINGTON, VA, September 8, 2021 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today reported financial results for its first quarter ended July 31, 2021.

●	First quarter revenue of $101 million increased 16% year-over-year

●	Diluted loss per share of $0.57 and non-GAAP diluted loss per share of $0.17

●	Record funded backlog of $257.7 million

“We delivered results in-line with our previous guidance, while building a record backlog, including both organic and inorganic growth. Further, we continue to successfully integrate our three recently acquired businesses, which are key contributors to our future success,” said Wahid Nawabi, AeroVironment president and chief executive officer. “Our outstanding team continues to deliver on key milestones such as the recent launch of our next generation ground control station Crysalis. This new platform streamlines our customer’s small unmanned aircraft systems user experience while enabling next generation technologies and collaboration. We also deepened our customer relationships with key wins including our recent award by US Special Operations Command for SATCOM enabled beyond line of sight operations using Jump 20 medium unmanned aircraft systems.”

“As our results this quarter demonstrate, we remain well positioned to deliver long term shareholder value through our focus on key growth markets leveraging our future defining capabilities. We remain on track to meet our Fiscal Year 2022 objectives and deliver our fifth consecutive year of top-line, profitable growth.”

FISCAL 2022 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2022 was $101.0 million, an increase of 16% from the first quarter of fiscal 2021 revenue of $87.5 million. The increase in revenue was due to an increase in service revenue of $18.8 million, partially offset by a decrease in product sales of $5.2 million. The increase was due to revenue from our Medium Unmanned Aircraft Systems (“MUAS”) segment of $22.4 million and Unmanned Ground Vehicles of $4.6 million resulting from our recent acquisitions of Arcturus UAV and Telerob GmbH in February and May 2021, respectively. The remaining increase in revenue was primarily due to an increase in our Tactile Missile Systems (“TMS”) segment of $9.6 million, partially offset by a decrease in revenue in our Small Unmanned Aircraft Systems (“Small UAS”) segment of $16.3 million.

Gross margin for the first quarter of fiscal 2022 was $28.7 million, a decrease of 19% from the first quarter of fiscal 2021 gross margin of $35.4 million. The decrease in gross margin was primarily due to a decrease in product margin of $5.7 million and a decrease in service margin of $1.0 million. As a percentage of revenue, gross margin decreased to 28% from 40%. Gross margin was impacted by $4.0 million of intangible amortization expense and other related non-cash purchase accounting expenses in the first quarter of fiscal 2022 as compared to $0.6 million in the first quarter of fiscal 2021. Gross margin was also negatively impacted by our newly acquired businesses, which have lower margins than our historical core business as well as an unfavorable product mix.

Loss from operations for the first quarter of fiscal 2022 was $12.1 million, an increase of $24.4 million from the first quarter of fiscal 2021 income from operations of $12.3 million. The increase in loss from operations was primarily a result of an increase in selling, general and administrative (“SG&A”) expense of $15.1 million, a decrease in gross margin of $6.7 million and an increase in research and development (“R&D”) expense of $2.6 million. SG&A expense included acquisition-related expenses and intangible amortization expense of $8.3 million in the first quarter of fiscal 2022 as compared to $38 thousand in the first quarter of fiscal 2021. SG&A expense for the first quarter of fiscal 2022 also included additional headcount and support costs associated with the acquisitions of Arcturus UAV, ISG and Telerob.

Other expense, net, for the first quarter of fiscal 2022 was $1.6 million, as compared to other income, net of $0.2 million for the first quarter of fiscal 2021. The increase in other expense, net was primarily due an increase in interest expense of $1.3 million resulting from the term debt issued concurrent with the acquisition of Arcturus UAV.

Benefit from income taxes for the first quarter of fiscal 2022 was $1.0 million, as compared to a provision for income taxes of $1.2 million for the first quarter of fiscal 2021. The increase in benefit from income taxes was primarily due to the decrease in income before income taxes and an increase in certain federal income tax credits.

Equity method investment loss, net of tax, for the first quarter of fiscal 2022 was loss of $1.1 million, as compared to loss of $1.3 million for the first quarter of fiscal 2021. The equity method loss was primarily associated with our investment in the HAPSMobile joint venture.

Net loss attributable to AeroVironment for the first quarter of fiscal 2022 was $14.0 million, as compared to net income attributable to AeroVironment of $10.1 million for the first quarter of fiscal 2021.

Loss per diluted share attributable to AeroVironment for the first quarter of fiscal 2022 was $0.57, as compared to earnings per diluted share attributable to AeroVironment of $0.42 for the first quarter of fiscal 2021.

Non-GAAP loss per diluted share was $0.17 for the first quarter of fiscal 2022, as compared to Non-GAAP earnings per diluted share $0.44 for the first quarter of fiscal 2021.

BACKLOG

As of July 31, 2021, funded backlog (remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $257.7 million, as compared to $211.8 million as of April 30, 2021.

FISCAL 2022 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2022 the Company continues to expect revenue of between $560 million and $580 million, net income of between $29 million and $34 million, Non-GAAP adjusted EBITDA of between $105 million and $110 million, earnings per diluted share of between $1.15 and $1.35 and non-GAAP earnings per diluted share, which excludes acquisition-related expenses and amortization of intangible assets, of between $2.50 and $2.70.

The foregoing estimates are forward-looking and reflect management's view of current and future market conditions, subject to certain risks and uncertainties, and including certain assumptions with respect to our ability to efficiently and on a timely basis integrate our acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, September 8, 2021, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call by using the following telephone numbers, (877) 561-2749 (U.S.) or (678) 809-1029 (international) and providing the conference ID 9298599 five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the first quarter fiscal 2022 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations page of the company's website, at http://investor.avinc.com. The audio replay will also be available via telephone from Wednesday, September 8, 2021, at approximately 7:30 p.m. Eastern Time through September 15, 2021, at 7:30 p.m. Eastern Time. Dial (855) 859-2056 (U.S.) or (404) 537-3406 (international) and provide the conference ID 9298599.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our recent acquisitions of Arcturus UAV, Telerob and ISG and our ability to successfully integrate them into our operations; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government and related to our development of HAPS UAS; availability of U.S.

government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; risk of litigation, including but not limited to pending litigation arising from the sale of our EES business; product liability, infringement and other claims; changes in the regulatory environment; the impact of the outbreak related to the strain of coronavirus known as COVID-19 on our business operations; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended
	July 31,	August 1,
	2021	2020

Revenue:
Product sales	$53,116	$58,357
Contract services	47,893	29,093
	101,009	87,450
Cost of sales:
Product sales	32,590	32,084
Contract services	39,696	19,955
	72,286	52,039
Gross margin:
Product sales	20,526	26,273
Contract services	8,197	9,138
	28,723	35,411
Selling, general and administrative	27,128	12,011
Research and development	13,708	11,103
(Loss) income from operations	(12,113)	12,297
Other (loss) income:
Interest (expense) income, net	(1,275)	208
Other (expense) income, net	(346)	33
(Loss) income before income taxes	(13,734)	12,538
(Benefit from) provision for income taxes	(957)	1,207
Equity method investment loss, net of tax	(1,141)	(1,288)
Net (loss) income	(13,918)	10,043
Net (income) loss attributable to noncontrolling interest	(63)	37
Net (loss) income attributable to AeroVironment, Inc.	$(13,981)	$10,080
Net (loss) income per share attributable to AeroVironment, Inc.
Basic	$(0.57)	$0.42
Diluted	$(0.57)	$0.42
Weighted-average shares outstanding:
Basic	24,620,180	23,893,001
Diluted	24,620,180	24,186,228

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	July 31,	April 30,
	2021	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,924	$148,741
Short-term investments	17,953	31,971
Accounts receivable, net of allowance for doubtful accounts of $579 at July 31, 2021 and $595 at April 30, 2021	45,764	62,647
Unbilled receivables and retentions	87,131	71,632
Inventories	84,852	71,646
Income taxes receivable	322	—
Prepaid expenses and other current assets	14,972	15,001
Total current assets	344,918	401,638
Long-term investments	10,165	12,156
Property and equipment, net	66,563	58,896
Operating lease right-of-use assets	27,649	22,902
Deferred income taxes	2,534	2,061
Intangibles, net	117,855	106,268
Goodwill	335,029	314,205
Other assets	3,840	10,440
Total assets	$908,553	$928,566
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,046	$24,841
Wages and related accruals	20,067	28,068
Customer advances	9,117	7,183
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	6,747	6,154
Income taxes payable	549	861
Other current liabilities	18,134	19,078
Total current liabilities	82,660	96,185
Long-term debt, net of current portion	185,141	187,512
Non-current operating lease liabilities	23,048	19,103
Other non-current liabilities	10,336	10,141
Liability for uncertain tax positions	3,518	3,518
Deferred income taxes	5,533	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at July 31, 2021 and April 30, 2021	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—24,811,802 shares at July 31, 2021 and 24,777,295 shares at April 30, 2021	2	2
Additional paid-in capital	261,192	260,327
Accumulated other comprehensive (loss) income	(394)	343
Retained earnings	337,440	351,421
Total AeroVironment, Inc. stockholders’ equity	598,240	612,093
Noncontrolling interest	77	14
Total equity	598,317	612,107
Total liabilities and stockholders’ equity	$908,553	$928,566

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	July 31,	August 1,
	2021	2020
Operating activities
Net (loss) income	$(13,918)	$10,043
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	13,654	2,779
Losses from equity method investments, net	1,141	1,288
Amortization of debt issuance costs	129	—
Realized gain from sale of available-for-sale investments	—	(11)
Provision for doubtful accounts	(20)	(136)
Other non-cash expense	48	—
Non-cash lease expense	1,677	1,190
(Gain) loss on foreign currency transactions	19	1
Deferred income taxes	(472)	(339)
Stock-based compensation	1,922	1,595
Loss on sale of property and equipment	379	2
Amortization of debt securities	90	(43)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	17,914	30,439
Unbilled receivables and retentions	(14,684)	2,046
Inventories	(6,058)	5
Income taxes receivable	(326)	—
Prepaid expenses and other assets	481	324
Accounts payable	(7,997)	(7,338)
Other liabilities	(9,283)	(15,004)
Net cash (used in) provided by operating activities	(15,304)	26,841
Investing activities
Acquisition of property and equipment	(5,428)	(4,067)
Equity method investments	(2,692)	(1,173)
Business acquisitions, net of cash acquired	(46,150)	—
Redemptions of available-for-sale investments	17,925	41,727
Purchases of available-for-sale investments	—	(69,961)
Net cash used in investing activities	(36,345)	(33,474)
Financing activities
Principal payment of loan	(2,500)	—
Holdback and retention payments for business acquisition	(5,991)	—
Tax withholding payment related to net settlement of equity awards	(1,176)	(1,756)
Exercise of stock options	119	86
Other	(8)	—
Net cash used in financing activities	(9,556)	(1,670)
Effects of currency translation on cash and cash equivalents	(111)	—
Net decrease in cash, cash equivalents, and restricted cash	(61,316)	(8,303)
Cash, cash equivalents and restricted cash at beginning of period	157,063	255,142
Cash, cash equivalents and restricted cash at end of period	$95,747	$246,839
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$—	$10
Non-cash activities
Unrealized loss on available-for-sale investments, net of deferred tax benefit of $0 and $4 for the three months ended July 31, 2021 and August 1, 2020, respectively	$4	$52
Change in foreign currency translation adjustments	$(733)	$75
Issuances of inventory to property and equipment, ISR in-service assets	$6,881	$—
Acquisitions of property and equipment included in accounts payable	$821	$643

AeroVironment, Inc.

Reportable Segment Results

(In thousands)

	Three Months Ended July 31, 2021
	Small UAS	TMS	MUAS	All other	Total
Revenue	$39,924	$19,176	$22,379	$19,530	$101,009
Gross margin	16,920	5,989	3,181	2,633	28,723

Income (loss) from operations	1,958	(463)	(6,381)	(7,227)	(12,113)
Acquisition-related expenses	424	251	1,384	1,195	3,254
Amortization of acquired intangible assets and other purchase accounting adjustments	707	—	5,191	3,226	9,124
Adjusted income (loss) from operations	$3,089	$(212)	$194	$(2,806)	$265

	Three Months Ended August 1, 2020
	Small UAS	TMS	MUAS	All other	Total
Revenue	$56,202	$9,534	$—	$21,714	$87,450
Gross margin	27,483	1,920	—	6,008	35,411

Income (loss) from operations	15,197	(4,145)	—	1,245	12,297
Acquisition-related expenses	—	—	—	—	—
Amortization of acquired intangible assets and other purchase accounting adjustments	661	—	—	—	661
Adjusted income (loss) from operations	$15,858	$(4,145)	$—	$1,245	$12,958

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended
	July 31, 2021	August 1, 2020

(Loss) earnings per diluted share	$(0.57)	$0.42
Acquisition-related expenses	0.11	—
Amortization of acquired intangible assets and other purchase accounting adjustments	0.29	0.02
(Loss) earnings per diluted share as adjusted (Non-GAAP)	$(0.17)	$0.44

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2022
Forecast earnings per diluted share	$1.15 - 1.35
Acquisition-related expenses	0.17
Amortization of acquired intangible assets and other purchase accounting adjustments	1.18
Forecast earnings per diluted share as adjusted (Non-GAAP)	$2.50 - 2.70

Reconciliation of Fiscal Year 2021 Actual and 2022 Forecast Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ending
(in millions)	April 30, 2022	April 30, 2021
Net income	$29 - 34	$23
Interest expense, net	5	1
Provision for income taxes	1	1
Depreciation and amortization	65	19
EBITDA (Non-GAAP)	100 - 105	44
HAPSMobile Inc. JV impairment of investment in Loon LLC	—	10
Legal accrual related to our former EES business	—	9
Acquisition-related expenses	5	9
Adjusted EBITDA (Non-GAAP)	$105 - 110	$72

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other items, including acquisition related expenses, equity method investment gains or losses, and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us